Exhibit 5.1

[Form of Opinion of Orrick, Herrington & Sutcliffe LLP regarding the validity of the securities being registered]

            , 2016

Redwood Mortgage Investors IX, LLC

1825 S. Grant Street, Suite 250

San Mateo, CA 94402

Re:	Redwood Mortgage Investors IX, LLC

Registration Statement on Form S-11

Ladies and Gentlemen:

We have acted as special counsel to Redwood Mortgage Investors IX, LLC, a Delaware limited liability company (the “Company”), in connection with the preparation of a registration statement on Form S-11 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement and the form of prospectus contained therein (the “Prospectus”), of up to $120,000,000 of units representing limited liability company interests in the Company (“Units”), including $25,000,000 of Units to be issued under a Distribution Reinvestment Plan of the Company. All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

In arriving at the opinions expressed below, we have examined (i) the Certificate of Formation and the Ninth Amended and Restated Limited Liability Company Operating Agreement of the Company (the “LLC Agreement”), (ii) the Articles of Incorporation and the Bylaws of Redwood Mortgage Corp., a California corporation and the manager of the Company (the “Manager”), (iii) the Registration Statement, (iv) the Prospectus, (v) certified copies of the written consent of the Board of Directors of the Manager effective December [1], 2015, and (vi) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Manager and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic, faxed or conformed copies. In conducting our examination of documents executed by parties other than the Company and the Manager, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

Redwood Mortgage Investors IX, LLC

            , 2016

Based on and subject to the foregoing, and subject also to the limitations and other qualifications set forth below, we are of the opinion that:

1. The Company has been duly formed and is a validly existing limited liability company under the laws of the State of Delaware.

2. The Manager has taken all necessary action to approve the issuance of the Units, and upon payment (or delivery) of the consideration therefor by the subscribers for the Units, such Units will be validly issued.

3. Under the Delaware Limited Liability Company Act (“Delaware LLC Act”), the purchasers of the Units will have no obligation to make further payments for their purchase of Units or contributions to the Company solely by reason of their ownership of the Units or their status as members of the Company.

We express no opinion other than as to the federal laws of the United States of America and the Delaware LLC Act (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are “experts” under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

ORRICK, HERRINGTON & SUTCLIFFE LLP